Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286675
Prospectus Supplement
(To the Prospectus dated May 1, 2025)
UP TO $250,000,000
COMMON STOCK
We have entered into a Sales Agreement, dated as of February 2, 2026 (the “Sales Agreement”), with TD Securities (USA) LLC and Jefferies LLC (collectively, the “Sales Agents”) relating to the offering of shares of common stock, $0.0001 par value (“Common Stock”) of Sable Offshore Corp. (the “Company”), having an aggregate gross sales price of up to $250,000,000, from time to time through the Sales Agents.
Sales, if any, of Common Stock under the Sales Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the New York Stock Exchange (the “NYSE”) or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or through a combination of any such methods of sale. The Sales Agents are not required to sell any specific number or dollar amount of shares of our Common Stock. Each of the Sales Agents has agreed to use its commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms among the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3% of the gross sales price per share sold. In connection with the sale of Common Stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.
The net proceeds from any sales under this prospectus will be used as described under the section entitled “Use of Proceeds.” See “Plan of Distribution” for additional information regarding compensation to be paid to the Sales Agents. The proceeds we receive from sales of our Common Stock, if any, will depend on the number of shares actually sold and the offering price of such shares. Our Common Stock is listed on the NYSE under the symbol “SOC.” The last reported sale price of our Common Stock on January 30, 2026, was $9.68.
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

TD Cowen	Jefferies
The date of this prospectus supplement is February 2, 2026
Neither we nor any of the Sales Agents have authorized any person to give you any information or to make any representations in connection with the offering to which this prospectus supplement and the accompanying prospectus relate other than those contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus prepared by us. If given or made, any such information or representations must not be relied upon as having been so authorized. We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of such documents or as of the date or dates which are specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Common Stock and certain other of our securities having an aggregate offering price of up to $1,500,000,000. Under this prospectus supplement, we may from time to time sell shares of our Common Stock having an aggregate offering price of up to $250,000,000 at prices and on terms to be determined by market conditions at the time of the offering. The $250,000,000 of shares of our Common Stock that may be sold under this prospectus supplement are included in the $1,500,000,000 of our securities that may be sold under the shelf registration statement.
We provide information to you about this offering of our Common Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement may not contain all of the information that may be important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference herein described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement before deciding whether to invest in the shares of Common Stock offered by this prospectus supplement. References to documents or information incorporated by reference in this prospectus supplement or the accompanying prospectus include documents or information deemed to be incorporated by reference herein or therein. The documents incorporated by reference in this prospectus supplement are identified under the caption “Where You Can Find More Information; Incorporation by Reference—Incorporation by Reference” in this prospectus supplement.
Neither we nor the Sales Agents have authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Sales Agents take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.
We are not, and the Sales Agents are not, making an offer to sell the shares of Common Stock in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation on our behalf or on behalf of the Sales Agents to subscribe for and purchase, any securities, and this prospectus supplement may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying
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prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless the context indicates otherwise, references in this prospectus supplement to “Sable,” “the Company,” “we,” “us,” and “our” refer to Sable Offshore Corp., a Delaware corporation (f/k/a Flame Acquisition Corp., a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “Flame” refer to Flame Acquisition Corp., a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.
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SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS
This prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus include forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
All statements contained in this prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “commits,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus include, but are not limited to statements regarding our future results of operations and financial position, industry and business trends, equity compensation, business strategy, plans, market growth, plans and objectives relating to our climate commitment, and our objectives for future operations.
The forward-looking statements in this prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. “Risk Factors” in our Form 10-K for the year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements are made as of the date of the filing of this prospectus supplement, the document incorporated by reference herein or the accompanying prospectus, as applicable, and Sable disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law. The forward-looking statements in this prospectus supplement, the document incorporated by reference herein or the accompanying prospectus, as applicable, are based upon information available to us as of the date of this prospectus supplement, the document incorporated by reference herein or the accompanying prospectus, as applicable, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference herein or therein with the understanding that our actual future results, performance and achievements may be materially different from what we expect. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included in or incorporated by reference into this prospectus supplement and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus and the other documents to which we refer before you decide to invest. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information contained in and incorporated by reference under the section titled “Risk Factors” on page S-14 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Overview
Sable Offshore Corp. (formerly known as Flame Acquisition Corp. or “Flame”) was a blank check company originally incorporated on October 16, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. On March 1, 2021, Flame consummated an initial public offering, after which its securities began trading on NYSE. On November 2, 2022, Flame entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated November 2, 2022, by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Legacy Sable”).
Legacy Sable entered into a Purchase and Sale Agreement (as amended, the “Sable-EM Purchase Agreement”) on November 1, 2022 with Exxon Mobil Corporation (“Exxon”) and Mobil Pacific Pipeline Company (“MPPC,” and together with Exxon, “EM”) pursuant to which Legacy Sable agreed to acquire from EM certain assets constituting the Santa Ynez field in Federal waters offshore California and associated onshore processing and pipeline assets (such “Assets,” as defined in the Sable-EM Purchase Agreement, the “SYU Assets”).
On February 14, 2024 (the “Closing Date”), we consummated the mergers and related transactions contemplated by the Merger Agreement (the “Business Combination”), following which Flame was renamed “Sable Offshore Corp.” Pursuant to the terms and subject to the conditions set forth in the Sable-EM Purchase Agreement, the transactions contemplated by the Sable-EM Purchase Agreement were also consummated on February 14, 2024, immediately after the consummation of the Business Combination (the “Closing”), as a result of which we purchased the SYU Assets, effective as of January 1, 2022. On February 15, 2024, our shares of Common Stock began trading on NYSE under the symbol “SOC”.
Since the Closing Date, we have invested significant capital to safely restore production operations to SYU.
Assets
The SYU Assets include three platforms located in federal waters offshore California and the “Santa Ynez Pipeline System,” which is comprised of onshore processing and storage facilities and offshore and onshore pipeline assets.
The offshore position is comprised of 16 federal leases across approximately 76,000 acres and includes 100% working interest with an average 83.6% net revenue interest. The Hondo platform and the Harmony platform develop the Hondo Field, and the Heritage platform develops the Pescado and Sacate Fields. The platforms are located 5 to 9 miles offshore of Santa Barbara County in shallow water depths of 900 to 1,200 feet and service 112 wells, comprised of 90 producers, 12 injectors and 10 idle with an additional 102 identified, undrilled opportunities. A 2015 analysis identified step-out potential for untested fault compartments or sub-accumulations and indicated a potential technical opportunity for up to an additional 102 identified, undrilled opportunities based on spacing assumptions ranging from 20 to 80 acres. For each platform, more opportunities exist than there are available donor wellbores based on current spacing assumptions (i.e., each platform is slot-constrained).

From the offshore platforms in the Outer Continental Shelf (OCS), crude oil is transported through the Santa Ynez Pipeline System to onshore processing and storage facilities. The wholly owned onshore processing facility is a fully integrated oil and gas processing facility with additional capacity for development. The onshore position is approximately 1,480 surface acres, which include the processing facility and parts of the surrounding canyons. The onshore facilities occupy approximately 35 acres and are comprised of:
•an oil treating plant with capacity of approximately 180 MBop/d where it conducts crude dehydration, crude stabilization, and gas separation and compression;
•a biologic/physical water treating plant with capacity of more than 67 MBwp/d where it conducts free oil removal, degassing, and biological treatment;
•a Pacific Offshore Pipeline Company (“POPCO”) gas plant with approximately 80 MMcf/d sales capacity where it conducts gas sweetening, sulfur recovery, natural gas liquids (“NGL”) fractionation, and gas compression (the “POPCO Facility”);
•another gas processing plant where it conducts gas sweetening, sulfur recovery, and NGL fractionation, and sends fuel gas to the co-generation power plant;
•an almost entirely electric co-generation power plant with a capacity of 50 MW, including a 40 MW gas turbine, a 10 MW steam turbine, and steam generation;
•crude storage capacity of 540 MBbls;
•a produced water pipeline, which is partially offshore;
•liquified petroleum gas storage and loading; and
•a transportation terminal.
The Santa Ynez Pipeline System includes onshore pipeline segments known as Segments 324 and 325 (formerly known as Pipeline Segments 901 and 903) and the other “324/325 Assets” (formerly known as “901/903 Assets”) in the Business Combination, which were owned and operated by Plains Pipeline L.P. (“Plains”) and were acquired by EM on October 13, 2022. Segments 324 and 325 were used to deliver oil to local refinery markets from the onshore processing and storage facilities. Following a crude oil release in May 2015, Plains indicated it suspended petroleum transportation activities through Segments 324 and 325, initiated its emergency response plan, and Segments 324 and 325 were subsequently emptied and placed in an active, safe state.
We operate the Santa Ynez Pipeline System’s onshore processing and storage facilities and pipeline facilities, including the offshore pipeline facilities and Segments 324 and 325, as a single pipeline system transporting crude oil from the SYU Assets in the OCS to the Pentland Station terminal in Kern County, California. Segment 324 (formerly known as Line 901) is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Las Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California. Segment 325 (formerly known as Line 903) is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Luis Obispo, California.
Recent Events
Offshore Storage and Treating Vessel Offtake Strategy
On September 29, 2025, Sable announced that it is evaluating and pursuing an offshore storage and treating vessel (“OS&T”) strategy to provide access to domestic and global markets via shuttle tankers for federal crude oil produced from the SYU in the Pacific Outer Continental Shelf Area (the “OS&T Strategy”). Continued delays related to the Santa Ynez Pipeline System have prompted Sable to evaluate and pursue the OS&T Strategy. On October 9, 2025, Sable submitted a Development and Production Plan update for the SYU to the Bureau of Ocean

Energy Management (“BOEM”). Prior to implementation of the OS&T Strategy, regulatory authorizations are required, including clearance from BOEM.
Preparations for the OS&T Strategy include the acquisition of a suitable OS&T vessel, certain refitting and upgrades to the vessel and the SYU equipment, transportation of the vessel to SYU, and related installation. In connection with implementation of the OS&T Strategy, the Company expects to opportunistically acquire an existing OS&T in the first quarter of 2026, with delivery of the vessel to SYU expected in the third quarter of 2026. Following the acquisition of the vessel, and vessel and platform upgrades and installation, Sable would expect to begin sales from all SYU platforms in the fourth quarter of 2026, with expected comprehensive oil production rates of over 50,000 barrels of oil per day, utilizing the OS&T within the SYU federal leases, provided the Company receives regulatory clearances. Sable estimates that the total capital required to execute the OS&T Strategy is approximately $475.0 million. The Company has already incurred a small portion of such capital expenditures, with the vast majority of such capital expenditures remaining, provided the Company receives regulatory clearances. See “Risk Factors—Risks Associated with Our Operations—In order to commence operations pursuant to an OS&T offtake strategy, we will require clearances and permitting, including from BOEM.”
Amendment of the Senior Secured Term Loan
On November 3, 2025, the Company and Exxon entered into an amendment (the “Second Debt Amendment”) to the Senior Secured Term Loan, which extended the maturity date of the Senior Secured Term Loan to the earlier of (i) March 31, 2027 or (ii) 90 days after first sales of Hydrocarbons (as defined in the Senior Secured Term Loan). The Second Debt Amendment increased the interest rate under the Senior Secured Term Loan from ten percent (10%) per annum to fifteen percent (15%) per annum, compounded annually, payable in arrears on January 1st of each year. At the Company’s election, accrued but unpaid interest may be deemed paid on each interest payment date by adding the amount of interest owed to the outstanding principal (paid-in-kind) amount under the Senior Secured Term Loan. The Second Debt Amendment also includes additional reporting covenants and a financial liquidity covenant that requires the Company to have not less than $25.0 million in unrestricted cash, measured at the end of each month.
Repair and Maintenance Work and Resuming Petroleum Transportation through Santa Ynez Pipeline System Segments 324 and 325
Federal regulations require Sable to promptly “evaluate all anomalous [pipeline] conditions and remediate those that could reduce a pipeline’s integrity.” A Consent Decree that was entered into by Plains and various government agencies in 2020 (“Consent Decree”) requires Plains, and, by contract, Sable, to comply with this and other applicable regulatory requirements related to pipeline safety at heightened standards. In addition, Sable was required to comply with California Assembly Bill 864’s requirements to install certain safety valves along Segments 324 and 325 of the Santa Ynez Pipeline System in Santa Barbara County (the “County”). Accordingly, Sable has undertaken and completed required pipeline repair activities for both Segments 324 and 325, and the installation of the sixteen safety valves required under the approved 2021 Coastal Best Available Technology Plan.
On December 17, 2024, the California Office of the State Fire Marshal (“OSFM”) approved Sable’s implementation of enhanced pipeline integrity standards for Segments 324 and 325 by granting state waivers of certain regulatory requirements (“State Waivers”) related to cathodic protection and seam weld corrosion for the Segments 324 and 325. On February 11, 2025, the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) notified the OSFM that PHMSA did not object to OSFM’s granting of the State Waivers.
Two lawsuits were filed against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) challenging OSFM’s issuance of the State Waivers. On April 15, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief alleging that OSFM violated federal and state pipeline safety laws and the California Environmental Quality Act (“CEQA”) in issuing the State Waivers (Case No. 25CV02244). The Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Sierra Club, and Santa Barbara Channelkeeper also filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) alleging similar claims (Case No. 25CV02247). Both groups of Petitioners seek a court order declaring the State Waivers void and directing OSFM to vacate and set aside the State Waivers until OSFM complies with its obligations under federal and state pipeline safety laws and CEQA.
On May 15, 2025, Sable initiated oil production from six wells on Platform Harmony at SYU and began flowing oil production through the Santa Ynez Pipeline System to the System’s onshore processing and storage facilities at Las Flores Canyon (“LFC”) at an initial rate of approximately 6,000 barrels of oil per day.
On May 18, 2025, Sable completed anomaly repairs on Segment 324 (formerly known as Line 901), which extends from LFC, on the California coast to the Gaviota Pump Station in Santa Barbara County, California, and Segment 325 (formerly known as Line 903), which extends from the Gaviota Pump Station to Pentland Station in Kern County, California, the point of sale. With the completion of such repairs, Sable has completed its anomaly repair program on Segments 324 and 325 as specified by the Consent Decree.
The Consent Decree requires the approval of restart plans for each of Segments 324 and 325 (the “Restart Plans”) prior to resuming petroleum transportation through the Segments. The Consent Decree prescribes what must be submitted in the Restart Plans. On July 29, 2024, Pacific Pipeline Company (“PPC”) submitted the Restart Plans to OSFM for approval. As of May 27, 2025, Sable conducted successful hydrotests on all sections of Segments 324 and 325.
A hearing was held in the State Waivers litigation on July 18, 2025, and on July 29, 2025, the court entered an order granting petitioners’ application for issuance of preliminary injunction in part, ruling that, absent further order of the court, Sable may resume petroleum transportation through the Segments 324 and 325 10 court days after Sable files notice that Sable has received all necessary approvals and permits for such resumption. The court clarified that Sable is not prevented from taking steps toward resuming petroleum transportation through Segments 324 and 325, and that OSFM is not prevented from taking steps it finds appropriate in its regulatory capacity with respect to Sable’s Restart Plans as contemplated by the federal Consent Decree.
On October 22, 2025, OSFM sent a letter to Sable alleging deficiencies in the Company’s compliance with the State Waivers. Sable strongly disagrees with the allegations, which are inconsistent with the plain language and numerous discussions with OSFM experts confirming that Sable was in compliance with the State Waivers. Sable responded to OSFM’s letter on October 23, 2025, setting forth the Company’s objections to OSFM’s new interpretation of the State Waiver conditions. Refer to the Company’s 8-K filed on October 24, 2025 for more information.
On November 26, 2025, the Company notified PHMSA of its determination that the Santa Ynez Pipeline System, including Segments 324 and 325, constitutes an interstate pipeline facility under the Pipeline Safety Act (“PSA”), and requested that PHMSA exercise regulatory oversight over the Santa Ynez Pipeline System and transition oversight from OSFM. On December 17, 2025, PHMSA issued a letter to the Company concurring in its determination that the Santa Ynez Pipeline System is an interstate pipeline under the PSA, and informed the Company that “PHMSA is notifying OSFM that [Segments 324 and 325 are] subject to the regulatory oversight of PHMSA.” On December 22, 2025, PHMSA notified the Company that PHMSA had approved the Company’s Restart Plan for Segments 324 and 325 after reviewing extensive documentation provided by Sable to PHMSA and conducting a multi-day field inspection. On December 23, 2025, PHMSA issued an Emergency Special Permit to the Company related to cathodic protection and seam weld corrosion along Segments 324 and 325.
On December 24, 2025, in the U.S. Court of Appeals for the Ninth Circuit, the Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Santa Barbara Channelkeeper, the Center for Biological Diversity, and the Wishtoyo Foundation (as Petitioners) filed a Petition for Review and Emergency Motion to Stay with respect to PHMSA’s approval of the Company’s Restart Plan and issuance of the Emergency Special Permit (Case No. 25-8059) (the “PHMSA Litigation”). The Petitioners named the U.S. Department of Transportation and PHMSA and their respective heads as Respondents. On December 25, 2025, the Company and PPC filed an Emergency Motion for Leave to Intervene in the PHMSA Litigation. Both the U.S. government entities and the Company parties opposed the stay request. On December 31, 2025, the Ninth Circuit Court of Appeals granted the Company’s Motion for Leave to Intervene and denied the Petitioners’ Motion to Stay PHMSA’s approval of the Company’s Restart Plan and issuance of the Emergency Special Permit. The Court also granted expedited review of the Petition. Petitioners’ Opening Brief is due on February 9, 2026. On January 5, 2026, the Company filed a Motion for Reconsideration of the Preliminary Injunction in the State Waivers litigation. The Motion requested that the preliminary injunction be rescinded as moot given PHMSA’s determination and exercise of regulatory oversight for Segments 324 and 325. A hearing on the Company’s Motion for Reconsideration is scheduled for February 27, 2026. Sable and PPC intend to continue to defend both cases vigorously.
On January 14, 2026, the Company submitted a letter to the United States Department of Justice Environment and Natural Resources Division and the California Office of the Attorney General Natural Resources Law Section regarding the termination of the Consent Decree because the prerequisites for termination have been satisfied.
California Coastal Commission
On September 27, 2024, the California Coastal Commission (the “Coastal Commission”) issued Notice of Violation No. V-9-24-0152 to Sable, which asserted that Sable’s safety valve installation work and certain maintenance and repair activities undertaken by Sable on Segments 324 and 325 in the California coastal zone (the “Coastal Zone”) to address anomalies and install safety valves constituted unpermitted development activities under the California Coastal Act (Cal. Pub. Res. Code Section 30000, et seq.) (the “Coastal Act”) and the County’s Local Coastal Program (“LCP”). Sable undertook the subject repair and maintenance work, including the safety valve installation work, based on its understanding that no new coastal development permit or other Coastal Act authorization was required, consistent with the County’s practice of authorizing repair work on Segments 324 and 325 since they were first permitted and built over 30 years ago. Following good faith negotiations with Coastal Commission staff, on November 12, 2024, the Coastal Commission issued Executive Director Cease and Desist Order No. ED-24-CD-02 (the “Order”) requiring Sable to, among other requirements, prepare and submit an interim restoration plan and submit an application either to the Coastal Commission or the County to obtain a coastal development permit for the valve installation and other maintenance and repair work. In compliance with the Order, Sable prepared, submitted, and implemented the Interim Restoration Plan as approved by Coastal Commission staff. Sable separately submitted certain applications to the County related to some of the maintenance and repair work that was subject to Notice of Violation No. V-9-24-0152. The Order expired on February 10, 2025.
On February 11, 2025, the Coastal Commission issued Notice of Violation No. V-9-25-0013 to Sable, which asserted that certain maintenance and repair activities on the offshore pipeline segments of the Santa Ynez Pipeline System in the Coastal Zone constituted unpermitted development activities under the Coastal Act. Sable undertook the subject maintenance and repair activities based on its understanding that no new coastal development permit or other Coastal Act authorization was required for such work, consistent with similar work that previously had been performed along the offshore pipeline segments of the Santa Ynez Pipeline System by prior operators.
On February 12, 2025, the County delivered a letter to Sable confirming that certain anomaly maintenance and repair work on Segments 324 and 325, referenced in the Coastal Commission’s Notice of Violation V-9-24-0152, was “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement (EIR/EIS).” The letter states in part that “[t]he County previously exercised its authority under its Local Coastal Program and delegated Coastal Act authority in approving the permits and the requested anomaly repair work is within the scope of those approved permits.” Sable subsequently recommenced the repair and maintenance activities which were subject to Notice of Violation V-9-24-0152.
In addition, also on February 12, 2025, the County delivered a letter to the Coastal Commission. In this letter, the County responded to a request by the Coastal Commission to consent to a consolidated coastal development permit process for certain activities undertaken and planned by Sable on the Santa Ynez Pipeline System. The County’s letter also stated that certain maintenance and repair work on Segments 324 and 325 that was referenced in the Coastal Commission’s Notice of Violation V-9-24-0152 is “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement. Thus, no further application to or action by the County is required.”
On February 14, 2025, Sable submitted a written response to the Coastal Commission’s Notice of Violation V-9-24-0152 detailing that, consistent with the County’s letters, certain of the alleged unpermitted development activities subject to the Notice of Violation were previously approved and that no further coastal development permit was required.
On February 18, 2025, Sable filed a complaint against the Coastal Commission in the Superior Court of the State of California for the County of Santa Barbara (Case No. 25CV00974). In the complaint, Sable challenges the Coastal Commission’s prior Notices of Violations and Executive Director Cease and Desist Order as procedurally improper and asserts that the Coastal Commission lacks authority to prohibit work authorized by existing permits. Sable seeks a declaration that the Coastal Commission’s actions are unlawful, an injunction prohibiting further enforcement actions by the Coastal Commission, damages for the alleged taking of property rights, and attorneys’ fees and costs. The Coastal Commission proceeded to issue an Executive Director Cease and Desist Order to Sable on February 18, 2025, related to certain of Sable’s pipeline repair and maintenance activities and safety valve installation work.
On April 10, 2025, the Coastal Commission approved Cease and Desist Order CCC-25-CD-01, Restoration Order CCC-25-RO-01, and Administrative Penalty Order CCC-25-AP3-01, whereby the Coastal Commission ordered the Company to cease and desist from all ongoing development in the Coastal Zone “as part of the effort to restart the Santa Ynez Unit oil production operations and bring the pipelines back into use,” apply for new Coastal Act authorization for all previously completed, ongoing, and future development in the Coastal Zone to the extent “part of the effort to restart the Santa Ynez Unit oil production operations and bring the pipelines back into use,” and imposed an administrative penalty of approximately $18.0 million on the Company. Sable is prepared to vigorously pursue all available legal remedies related to the orders, including the administrative penalty, imposed by the Coastal Commission.
On April 16, 2025 the Coastal Commission filed a request in the Santa Barbara County Superior Court for a temporary restraining order against the Company to restrain the Company from violating the Cease and Desist Order CCC-25-CD-01 and to halt repair and maintenance activities on the Santa Ynez Pipeline System within the Coastal Zone. The request was filed within the Company’s ongoing litigation against the Coastal Commission (Case No. 25CV00974). On April 17, 2025, the court denied the Coastal Commission’s request for a temporary restraining order and set the matter for further hearing on May 14, 2025, which date was later continued to May 28, 2025.
On April 22, 2025, counsel for the Coastal Commission filed a Petition for Stay, Writ of Supersedeas, or Other Appropriate Order, and Request for Temporary Stay with the Second Division California Court of Appeal, seeking a temporary stay of the Santa Barbara County Superior Court’s denial of the Coastal Commission’s request for a TRO and an order requiring Sable to comply with the cease and desist order. Sable filed an Opposition to the Coastal Commission’s Petition with the Court of Appeal on April 28, 2025. On May 15, 2025, the Court of Appeal denied the Coastal Commission’s request for a temporary stay.
On May 28, 2025, the court granted the Coastal Commission’s application for issuance of a preliminary injunction, enjoining Sable from conducting any further “development” in violation of Cease and Desist Order CCC-25-CD-01. On July 9, 2025, the court denied Sable’s motion to stay the Cease and Desist Order CCC-25-CD-01. On July 16, 2025, Sable filed a notice of appeal of challenging the court’s issuance of preliminary injunction. On July 29, 2025, counsel for Sable filed a Petition for Writ of Mandate or Other Appropriate Relief with the Second Division California Court of Appeal, seeking a writ of mandate reversing the Santa Barbara County Superior Court’s denial of Sable’s motion to the stay Cease and Desist Order CCC-25-CD-01. On August 4, 2025, the Court of Appeal denied Sable’s Petition for Writ of Mandate. On October 6, 2025, Sable filed a motion to file an amended complaint which quantifies its monetary damages in excess of $347 million. On October 15, 2025, the Santa Barbara County Superior Court denied the Company’s request for the issuance of a writ of mandate on its first cause of action and set procedural motions related to Sable’s four additional causes of action for December 3, 2025. On November 5, 2025, Sable filed its opening brief in support of its appeal challenging the Superior Court’s issuance of the preliminary injunction. Sable also filed a Petition for Writ of Mandate or Other Appropriate Relief, seeking a writ of mandate reversing the Superior Court’s October 15, 2025, denial of Sable’s first cause of action.
On December 3, 2025, the Santa Barbara Superior Court denied the Coastal Commission’s motion for judgement on the pleadings as to its first amended cross complaint, granted Sable’s motion to file the second amended complaint, and requested further briefing on Sable’s four remaining causes of action. On December 12, 2025, Sable filed a

Motion for Reconsideration of Sable’s Writ of Mandate and a Motion for Reconsideration of the Preliminary Injunction and Stay of Cease and Desist Order. A hearing on Sable’s Motions is scheduled for February 18, 2026.
On December 23, 2025, the Coastal Commission’s Executive Director sent PHMSA a letter requesting to review the Company’s Restart Plan application materials pursuant to the Coastal Zone Management Act (“CZMA”), which PHMSA had approved on December 22, 2025. The letter also requested that PHMSA provide the Commission with the Company’s Emergency Special Permit application materials to allow for a similar review by the Commission under the CZMA. The letter asserts that PHMSA’s approval of the Company’s Restart Plan and the Emergency Special Permit should be considered stayed pending the Commission’s review. The letter also notified PHMSA that the Commission is reviewing PHMSA’s concurrence with the Company’s determination that Segments 324 and 325 constitute part of an interstate pipeline facility under the PSA.
State Parks
On May 8, 2025, the California Department of Parks and Recreation (“State Parks”) issued a Right of Entry (“ROE”) Permit that allowed the Company to perform certain specified repair and maintenance activities on portions of Segment 325 located within Gaviota State Park. On July 27, 2025, State Parks issued an annual ROE Permit relating to Segment 325 within Gaviota State Park. Sable is also working with State Parks on the terms of a long-term easement agreement.
BSEE Matter
On June 27, 2024, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Debra Haaland, Secretary of the U.S. Department of the Interior; the Bureau of Safety and Environmental Enforcement (“BSEE”); and Bruce Hesson, BSEE Pacific Regional Director in the U.S. District Court for the Central District of California (Case No. 2:24-cv-05459). Sable intervened and vigorously contests the plaintiffs’ allegations. In the plaintiffs’ January 2025 first supplemental and amended complaint, the plaintiffs alleged that BSEE: violated the National Environmental Policy Act (“NEPA”), the Outer Continental Shelf Lands Act (“OCSLA”), and the Administrative Procedure Act (“APA”) in November 2023 by approving an extension to resume operations associated with the 16 oil and gas leases Sable holds in the SYU in federal waters offshore of California in the Santa Barbara Channel; and violated NEPA and the APA in September 2024 by approving applications for permits to modify for well reworking operations and by failing to conduct supplemental environmental analysis for oil and gas development and production in the SYU. The complaint asked for the court: to issue an order finding that BSEE violated NEPA, OCSLA and the APA; to vacate and remand the extension and the applications for permits to modify; to order BSEE to complete NEPA analysis by a date certain; to prohibit BSEE from authorizing further extensions, applications for permits to modify, or any other authorizations for resuming production until it complies with NEPA, OCSLA and the APA; and for an award of costs and attorneys’ fees. Sable believes that the government’s prior extensions to resume operations were both appropriate and authorized and independently that subsequent actions, including a May 28, 2025 Environmental Assessment (the “2025 Environmental Assessment”) relied on by BSEE and a May 29, 2025 decision by BSEE approving the extension, render plaintiffs’ corresponding claims moot. On September 24, 2025, the court denied cross-motions for summary judgment by all parties.
On November 7, 2025, the court approved a new scheduling order. On November 10, 2025, plaintiffs filed their second supplemental and amended complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BSEE; and Bobby Kurtz, BSEE Acting Pacific Regional Director. Plaintiffs added new claims to their existing complaint alleging that BSEE: violated NEPA and the APA in July 2025 by approving additional applications for permits to modify; and violated NEPA and the APA when issuing the May 29, 2025 decision approving the extension based upon the 2025 Environmental Assessment. In addition to the relief plaintiffs already sought, the second supplemental and amended complaint also asks the court: to issue an order finding that BSEE violated NEPA and the APA when issuing the July 2025 applications for permits to modify; to vacate and remand the July 2025 applications for permits to modify, the 2025 Environmental Assessment and Finding of No Significant Impact, and BSEE May 29, 2025 decision approving the extension. On November 24, 2025, Sable filed its answer to the second supplemental and amended complaint. The federal government lodged an updated administrative record on December 19, 2025. A hearing on Plaintiffs’ motion to compel completion and supplementation of the administrative record is scheduled for March 13, 2026.

BOEM Matter
On April 2, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BOEM; and Douglas Boren, BOEM Pacific Regional Director, in the U.S. District Court for the Central District of California (Case No. 2:25-cv-02840). On May 12, 2025, plaintiffs filed an amended complaint in which plaintiffs challenge BOEM’s April 2025 decision determining that Sable is not required to revise the development and production plan for Platform Harmony in the SYU. The amended complaint asks for the court: to issue an order finding that BOEM’s decision was not in accordance with OCSLA and violated the APA; order BOEM to require revision of the development and production plan for Platform Harmony; prohibit BOEM from authorizing new oil and gas drilling activity at the SYU unless and until revision of the development and production plan is complete; and for an award of costs and attorneys’ fees. Sable intervened and vigorously contests the plaintiffs’ allegations. On September 10, 2025, the court denied Sable’s motion to dismiss based on plaintiffs’ failure to provide notice under OCSLA’s citizen suit provision. The court approved a scheduling order that provides for a hearing on cross-motions for summary judgment on May 15, 2026. Per the scheduling order, plaintiffs filed their motion for summary judgment on December 12, 2025. The federal government’s and Sable’s respective oppositions to plaintiffs’ motion for summary judgment and cross-motions for summary judgment are currently due in February 2026.
Regional Water Quality Control Board and Department of Fish and Wildlife Matters
On December 13, 2024, the California Central Coast Regional Water Quality Control Board (“Water Board”) issued three letters to the Company related to Segments 324 and 325 of the Santa Ynez Pipeline System: (i) a Notice of Violation for an alleged unauthorized discharge of waste to waters of the state at an ephemeral stream in Santa Barbara County; (ii) a Directive to obtain regulatory coverage for an alleged unauthorized discharge of waste to waters of the state at the same ephemeral stream identified in item (i); and (iii) a First Notice of Non-Compliance for an alleged failure to obtain coverage under the Water Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties.
On December 17, 2024, the California Department of Fish and Wildlife (“CDFW”) issued a Notice of Potential Violation to Sable for alleged violations of the California Fish and Game Code at four separate sites within Santa Barbara County and San Luis Obispo County in California for alleged placement or fill of waste to waters.
On January 10, 2025, Sable submitted a written response to the Water Board’s December 2024 letters. On January 13, 2025, Sable submitted a written response to CDFW’s December 2024 Notice of Potential Violation. On January 22, 2025, the Water Board issued two additional letters to Sable related to Segments 324 and 325: (i) a Second and Final Notice of Non-Compliance for an alleged failure to obtain coverage under the Water Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties; and (ii) an order requiring Sable to submit a technical report associated with the discharge of earthen material to waters of the state.
On January 31, 2025, Sable submitted an application to the Water Board for regulatory coverage for the alleged discharge of waste to waters of the state at the location identified in the Water Board’s December 13, 2024, Notice of Violation, and coverage was approved and issued by the Water Board on March 20, 2025. On February 18, 2025, Sable submitted an application to CDFW for the same site, that application was deemed complete in March 2025, and work at the site was approved to proceed in May 2025. On February 21, 2025, the Company submitted a written response to the Water Board’s Second and Final Notice of Non-Compliance. On March 7, 2025, Sable submitted its initial responses to the Water Board’s order requiring Sable to submit a technical report, and on April 15, 2025, the Company submitted a supplemental response, that Sable committed to provide in its March initial response.
Sable submitted after-the-fact permitting applications to the Water Board and CDFW with respect to potential discharges at the four sites identified in CDFW’s December 2024 notice during the first two weeks of March 2025. The Water Board provided responses and requests for additional information in April 2025, to which the Company provided supplemental information on April 25, 2025. These sites were fully permitted by the Water Board in June 2025 and by CDFW as of September 2025.
On April 15, 2025, the Water Board issued a second Notice of Violation to the Company for an alleged failure to provide a sufficient response to the Water Board’s request for a technical report and continued allegations of unauthorized discharges. On that same day, the Company submitted to the Water Board further responses and additional information in response to the Water Board’s request for a technical report, in which the Company identified additional sites that may require after-the-fact permitting. On April 17, 2025, the Water Board issued Resolution R3-2025-0024, which referred any assessment of civil liability, injunctive and declaratory relief against the Company for its alleged violations of the California Water Code to the California Attorney General via the California Superior Court. After the issuance of Resolution R3-2025-0024, the Company continued to work with the Water Board and CDFW to identify locations and submit additional after-the-fact permit applications. On July 24, 2025, the Water Board issued a third Notice of Violation, requiring the Company to provide additional information in order to satisfy the request for a technical report, to which the Company timely responded on August 13, 2025 with all requested information. As a result of this process, nine additional sites were identified. As of January 29, 2026, the Water Board has issued permits for the nine additional locations (for a total of 14 locations) identified by the Water Board, CDFW, and the Company. CDFW has issued a draft permit for the nine locations, and the Company expects the final permit will be issued in early February 2026. At that point, all locations will be permitted. Based on the information provided by Sable in response to the Notices of Non-Compliance associated with the Water Board’s General Permit for Construction Stormwater Discharges, the Water Board is not further requiring Sable to obtain coverage under that permit for the work performed.
On September 16, 2025, the Santa Barbara County District Attorney’s office filed a criminal Complaint against the Company in Santa Barbara County Superior Court, with 21 Counts being pursued (sixteen (16) misdemeanors and five (5) felonies) for alleged violation of the California Fish & Game Code and Water Code and based on the same underlying activities that were the focus of the Water Board and CDFW actions. The Complaint references some of the 14 locations where the Company has sought after-the-fact permitting from the Water Board and CDFW, but also includes other locations where neither the Water Board nor the CDFW are requiring any further action or permitting. The Company has retained counsel for defense. On October 3, 2025, the Water Board filed a civil action in Santa Barbara County Superior Court alleging that the Company failed to secure permits at the 14 locations prior to undertaking the work, though the Complaint also notes the Company’s after-the-fact permitting efforts. The Complaint also alleges failure to comply with the request for a technical report. The Water Board is seeking civil penalties and potentially limited injunctive relief. The Company filed its response to the Complaint on November 25, 2025. A case management conference is scheduled for February 13, 2026, and the parties have scheduled mediation for April 8, 2026
County Permit Transfer Matter
In October 2024, the County of Santa Barbara’s Planning Commission approved the transfer of the Final Development Permits for the SYU, POPCO Facilities and Segments 324 and 325 from Exxon and certain of its subsidiaries to the Company and its subsidiaries, PPC and POPCO, pursuant to Santa Barbara County Code Chapter 25B. That approval was appealed by various environmental advocacy groups to the Board of Supervisors. On February 25, 2025, the Board of Supervisors heard the appeals but, despite a County staff recommendation to reject them, did not decide them, splitting 2-2 in a tie vote. As the appeals did not reverse the Planning Commission’s decision, the Company thereafter sought the permit transfers from the County, but it was unsuccessful.
On May 8, 2025, the Company, its subsidiaries, PPC and POPCO, and Exxon and certain of its subsidiaries filed suit against the County of Santa Barbara and Board of Supervisors seeking a writ of mandamus directing Santa Barbara County to issue updated Final Development Permits reflecting the Sable plaintiffs as holders thereof, for declaratory relief finding that the County’s Chapter 25B ordinances violate the United States and California Constitutions, and for damages. Several environmental advocacy groups intervened in the litigation. On September 12, 2025, after a hearing, the court issued an order of mandate requiring that “within 60 days of service of the writ of mandate on the Board, hold a de novo public hearing to affirm, reverse, or modify the Planning Commission’s decision regarding Petitioners/Plaintiffs’ Final Development Permit applications in this action in compliance with Santa Barbara County Code Chapter 25B-8, 9, and 10. If the Board is unable to reach a vote that affirms, reverses, or modifies the Planning Commission’s decision, the Board shall hold another de novo public hearing within 45 days, and if unable again, every 45 days thereafter.” The litigation was stayed pending the final action at the Board of Supervisors’ re-hearing. The County set a hearing in this matter pursuant to the writ of mandate for November 4, 2025. At that hearing, the Board voted to continue the hearing until December 16, 2025, and directed County staff to prepare findings that would grant the appeals and deny the transfer of the permits to Sable for consideration at that hearing.

At the December 16 hearing, the Board adopted the findings to grant the appeals and deny the transfer of the permits. The matter will return to federal court.
Johnson Class Action / Kelly & Vora Derivatives Claim
On July 28, 2025, shareholder Tracy Johnson filed a putative class action complaint against the Company in the U.S. District Court for the Central District of California, captioned Johnson v. Sable Offshore Corp., et al., Case No. 2:25-cv-06869 (C.D. Cal) (the “Johnson Action”). The complaint alleged violations of Sections 10(b) and 20(a) of the Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, on behalf of a putative class of investors who purchased or acquired Sable’s publicly traded securities between May 19, 2025 and June 3, 2025, when the Company engaged in a public offering, and/or pursuant and/or traceable to the offering. The complaint named as defendants the Company, certain of its officers, and the underwriters in the offering.
On October 27, 2025, the Court appointed a lead plaintiff. On November 10, 2025, the lead plaintiff filed an amended complaint purportedly on behalf of persons or entities who purchased or otherwise acquired publicly traded Sable securities between May 19, 2025 and November 4, 2025. The amended complaint dropped the claims under the Securities Act of 1933 and dropped the underwriters as defendants. On November 24, 2025, Defendants moved to dismiss the amended complaint. On December 8, 2025, the lead plaintiff filed a second amended complaint. The second amended complaint alleges, among other things, that the Company and certain of its officers made false and misleading statements or failed to disclose certain information regarding the Company’s business activities at the Santa Ynez Unit. The plaintiffs seek damages, costs, expenses, expert and attorneys’ fees, and other unspecified relief. On January 5, 2026, Defendants moved to dismiss the second amended complaint. Plaintiff filed an opposition on January 12, 2026. Defendants’ reply was filed on January 26, 2026, and a hearing on the motion to dismiss has been requested for February 9, 2026. The Company intends to vigorously defend against the claims in this lawsuit.
On August 21, 2025, shareholder Bryce Kelly filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Kelly v. Flores, et al., Case No. 2:25-cv-07848 (C.D. Cal.) (the “Kelly Action”). The complaint names as defendants the members of the Board of Directors of the Company, certain officers of the Company, and the underwriters of the Company’s May 2025 public offering. The complaint alleges claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, waste of corporate assets, contribution under Section 10(b) and 21D of the Exchange Act of 1934, and contribution under Section 11(f) of the Securities Act of 1933, based on similar factual allegations to those at issue in the Johnson Action. On December 12, 2025, the Kelly Action was ordered stayed pending the motion to dismiss filed in the Johnson Action.
On December 17, 2025, shareholder Udit Vora filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Vora v. Flores, et al., Case No. 2:25-cv-11944 (C.D. Cal.) (the “Vora Action”). The complaint names as defendants the members of the Board of Directors of the Company and certain officers of the Company. The complaint alleges claims for breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and contribution under Sections 10(b) and 21D of the Securities Exchange Act of 1934, based on similar factual allegations to those at issue in the Johnson Action. On January 21, 2026, the parties filed a joint stipulation requesting to consolidate the Kelly and Vora Actions and requesting to stay the consolidated action according to the terms of the existing stay in the Kelly Action.
CalGEM
On May 9, 2025, the California Department of Conservation’s Geologic Energy Management Division (“CalGEM”) issued a letter to the Company asserting that that the Company must post a bond of approximately $31.9 million, submit certain oil spill contingency response and management plans for CalGEM’s review, and indicating that the failure to timely respond could result in civil penalties of up to $50,000 per day/per violation. On January 27, 2026, CalGEM issued a letter to the Company revising the bond amount to approximately $57.3 million based on material increases to the estimates for labor, equipment, transportation, engineering, and handling costs associated with decommissioning and remediation after an additional on-site inspection by CalGEM. Sable disputes that CalGEM possesses jurisdiction to impose those requirements.
California Senate Bill 237
On September 13, 2025, the California Legislature passed Senate Bill 237 (“SB 237”). On September 19, 2025, Governor Gavin Newsom signed SB 237 into law. SB 237 became effective January 1, 2026. SB 237 added Section 51014.1 to the California Government Code, which requires that an “existing oil pipeline … that has been idle, inactive, or out of service for five years or more, shall not be restarted without passing a spike hydrostatic testing program.” SB 237 also amends Section 30262 of the California Coastal Act to provide that the “[r]epair, reactivation, [] maintenance,” or “[d]evelopment associated with the repair, reactivation or maintenance of an oil pipeline that has been idled, inactive or out of service for five years or more” must obtain a “new coastal development permit.”
On September 29, 2025, Sable filed a Complaint for Declaratory Relief against the State of California in Kern County Superior Court seeking a declaratory judgment that the Santa Ynez Pipeline System is not subject to SB 237 because the Santa Ynez Pipeline System is not “idle, inactive, or out of service,” and because the Legislature did not give SB 237 retroactive effect. Sable intends to vigorously prosecute the action. On January 21, 2026, the Company filed its First Amended Complaint adding a claim that the application of SB 237 to the Santa Ynez Pipeline System is preempted by federal law.
Liquidity and Capital Expenditures Update
As of December 31, 2025, we had unrestricted cash and cash equivalents of $97.7 million. We estimate our average monthly liquidity requirements, excluding capital expenditures associated with the OS&T Strategy described under “Offshore Storage and Treating Vessel Offtake Strategy,” and taking into account the capital expenditure curtailments discussed below related to resuming petroleum transportation through the Santa Ynez Pipeline System, to be approximately $25.0 million to $30.0 million per month through December 2026. This estimate is based on, among other things, our historical operating performance and costs incurred. To date, we have pursued recommencement of petroleum sales by restarting production of the SYU Assets and resuming petroleum transportation through the Santa Ynez Pipeline System, and also in October 2025 began pursuing the OS&T Strategy. Since beginning the OS&T Strategy, we have curtailed substantially all capital expenditures relating to the Santa Ynez Pipeline System other than applicable legal expenses. As soon as commercial sales through the Santa Ynez Pipeline System become available, we expect to pursue such onshore sales, which would require incurring such curtailed Santa Ynez Pipeline System capital expenditures, in addition to the OS&T capital expenditures discussed here. We cannot assure you that our assumptions used to estimate our liquidity requirements, our anticipated cost savings or reductions, or the costs required to achieve operations under the OS&T Strategy will be accurate, as we have not previously undertaken such actions and as a consequence, our ability to predict such amounts is uncertain and may be impacted by factors outside of our control. After either (i) resumption of oil sales through the Santa Ynez Pipeline System, or (ii) continued receipt of clearance from regulators with respect to the OS&T Strategy, we intend to pursue additional debt financing options, which may include the issuance of public or private debt securities, bank financing or a combination thereof. However, there can be no assurance that we will be able to obtain such additional debt financing on commercially agreeable terms, or at all.
If we continue to receive regulatory clearances, we expect to significantly increase our capital expenditures to execute the OS&T Strategy and will be required to raise additional cash and cash equivalents to fund those capital expenditures. We estimate our total capital expenditures to execute the OS&T Strategy will be approximately $475.0 million, excluding corporate working capital; therefore, we would pursue additional debt financing options to fully fund the capital expenditures related to the OS&T Strategy. See “Risk Factors—Risks Associated with Our Operations—There is no guarantee that we will have sufficient cash to recommence oil sales” and “Risk Factors—Risks Associated with Our Operations—Our assumptions and estimates regarding the total costs associated with recommencing oil sales may be inaccurate.”

Government Requests
On December 2, 2025, the Company received subpoenas from the United States Attorney’s Office for the Southern District of New York (“SDNY”) and SEC requesting documents (the “Government Requests”). The document requests relate to issues raised in an October 31, 2025 report published by Hunterbrook Media (the “Hunterbrook Report”) and the trading of Company securities, as well as related issues. The Company is providing documents and cooperating with the Government Requests.
Corporate Information
Our Common Stock is listed on NYSE under the symbol “SOC.” The mailing address of the Company’s principal executive office is 845 Texas Avenue, Suite 2920, Houston, TX 77002. Our telephone number is (713) 579‑6161. Our website address is www.sableoffshore.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or any accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Issuer	Sable Offshore Corp.

Common Stock offered by us	Shares of Common Stock, having an aggregate sales proceeds of up to $250,000,000.

Plan of Distribution
We will sell the shares of our Common Stock offered hereby by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, through the Sales Agents. See the section entitled “Plan of Distribution” on page S-32 of this prospectus supplement.

Use of Proceeds
We currently intend to use the net proceeds from this offering for general corporate purposes, working capital and capital expenditures, and potential future investments. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. See “Use of Proceeds” in this prospectus supplement.”

Market for Common Stock	Shares of our Common Stock trade on the NYSE under the symbol “SOC.”

Risk Factors
This investment involves significant risk. You should carefully read and consider the information set forth under the section of this prospectus supplement entitled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein for a discussion of factors you should consider before investing in our Common Stock.

Transfer Agent and Registrar	Equiniti Trust Company, LLC

RISK FACTORS
You should carefully consider the risks and uncertainties described below and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, and the other information in this prospectus supplement before making an investment in our Common Stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occur, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus supplement also contains forward‑looking statements that involve risks and uncertainties. See “Special Note Regarding Forward‑Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward‑looking statements as a result of certain factors, including those set forth below.
Risks Associated with Our Operations
The requirements to resume petroleum transportation through Santa Ynez Pipeline System Segments 324 and 325 include those set forth in a Consent Decree with federal and state agencies. While the operator of the Segments believes it has satisfied all of the conditions to resuming petroleum transportation included under the Consent Decree, there is no assurance that we will be successful in resuming petroleum transportation through Segments 324 and 325 and recommence oil sales in a timely manner.
Production from the SYU Assets was suspended as a result of the Line 901 incident and consequent suspension of service. In May 2025 we restarted production from the SYU Assets and resumed petroleum transportation through the Santa Ynez Pipeline System. However, absent OS&T offtake, our business depends on resuming petroleum transportation through Segments 324 and 325. We are required to satisfy certain requirements related to Segments 324 and 325 before we can recommence oil sales. Such requirements include conditions set forth in a U.S. federal district court Consent Decree executed by Plains and relevant U.S. and State of California government agencies, and Sable believes all such requirements have been satisfied. However, there is no guarantee that the State of California government agencies will agree that such requirements have been met. On January 14, 2026, both Plains and the Company submitted letters to the United States Department of Justice Environment and Natural Resources Division and the California Office of the Attorney General Natural Resources Law Section regarding the termination of the Consent Decree because the prerequisites for termination have been satisfied. For further information, see “Prospectus Supplement Summary—Recent Events.”
In order to commence operations pursuant to the OS&T Strategy, we will require clearances and permitting, including from BOEM.
We may experience delays in obtaining or be unable to obtain required permits, including authorizations necessary to recommence oil sales pursuant to the OS&T Strategy, which may delay or interrupt our operations and limit our growth and revenue, or may impact our ability to repay or refinance the Senior Secured Term Loan, which will mature on the earlier of (i) March 31, 2027 or (ii) the date falling 90 days after first sales of Hydrocarbons (as defined in the Senior Secured Term Loan). In particular, prior to implementation of the OS&T Strategy, regulatory authorizations are required, including clearance from BOEM. If we do not receive regulatory clearances in a timely manner, we may not be able to reach commercial sales on our estimated timeline of the fourth quarter of 2026.
While the previous operator of the SYU Assets was able to utilize the OS&T Strategy to process SYU production in federal waters from 1981 to 1994 under previously issued permits, there is no assurance that we will be able successfully obtain the agency clearance or permits required to recommence oil sales pursuant to the OS&T Strategy or that no additional state or federal clearances or permits will be required in the future.
The timing of returning wells to production is subject to risks that may cause delays and initial production rates are expected to decline.
We returned a number of wells to production on Platform Harmony beginning in May 2025, and we expect to return a number of additional wells to production on Platforms Harmony, Heritage and Hondo. Operations on offshore platforms are subject to numerous risks and potential delays. See “Risk Factors—Risks Related to the Business of the Company—Development and production of oil, natural gas and NGLs in offshore waters have inherent and historically higher risk than similar activities onshore” in our annual report on Form 10-K for the year ended December 31, 2024.
In addition, oil and natural gas wells typically exhibit a decline in production over time. Accordingly, initial production rates as our wells are brought back into production are expected to be higher than the rate of sustained production at such wells. There is substantial uncertainty regarding the amount and timing of production decline from recently reopened wells.
Under the terms of the Senior Secured Term Loan, the loans thereunder will mature on the earlier of (i) March 31, 2027 or (ii) the date falling 90 days after first sales of Hydrocarbons, and the terms on which we will be able to refinance the Senior Secured Term Loan will depend on then-prevalent market conditions.
The Senior Secured Term Loan will mature on the earlier of (i) March 31, 2027 or (ii) the date falling 90 days after first sales of Hydrocarbons (as defined in the Senior Secured Term Loan). Our ability to obtain any refinancing of the Senior Secured Term Loan, and the terms of any such refinancing, will depend on market conditions at the time of any such refinancing. There can be no assurance that we will be able to obtain such refinancing on terms commercially acceptable to us, or at all.
Restrictive covenants in the Senior Secured Term Loan or any future agreements governing our indebtedness could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.
Restrictive covenants in the Senior Secured Term Loan impose significant operating and financial restrictions on us and our subsidiaries and we may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the Senior Secured Term Loan unless we gain EM’s consent. These restrictions limit our ability to, among other things:
•engage in mergers, consolidations, liquidations, or dissolutions;
•create or incur debt or liens;
•make certain debt prepayments;
•pay dividends, distributions, management fees or certain other restricted payments;
•make investments, acquisitions, loans, or purchase oil and gas properties;
•sell, assign, farm-out or dispose of any property;
•enter into transactions with affiliates;
•enter into, subject to certain exceptions, any agreement that prohibits or restricts liens securing the Senior Secured Term Loan, payments of dividends to us, or payment of debt owed to us and our subsidiaries; and
•change the nature of our business.
The Senior Secured Term Loan also contains representations and warranties, affirmative covenants, additional negative covenants and events of default (including a change of control), including a financial liquidity covenant that requires us to have not less than $25 million in unrestricted cash, measured at the end of each month. In addition, during the pendency of the Senior Secured Term Loan and in case of an event of default thereunder, EM may exercise all remedies at law or equity, and may foreclose upon substantially all of our assets and the assets of our subsidiaries, including, in the event of a deficiency, cash and any other assets not acquired from EM in the Business Combination to the extent constituting collateral under the applicable financing documents.

There is no guarantee that we will have sufficient cash to recommence oil sales.
Until we recommence oil sales, either via the Santa Ynez Pipeline System or the OS&T Strategy, we will not generate any revenue or cash flows from operations and will rely on cash on hand to fund the operations necessary to recommence oil sales. If we do not have sufficient cash on hand to recommence oil sales, we may need to raise additional capital to continue our operations, and this capital may not be available on acceptable terms or at all. If we do not have sufficient cash on hand or are unable to obtain additional funding on a timely basis, we may be unable to recommence oil sale, which could materially affect our business, financial condition and results of operations.
Our assumptions and estimates regarding the total costs associated with recommencing oil sales may be inaccurate.
We currently estimate no remaining start-up expenses to recommence oil sales via the Santa Ynez Pipeline System, other than applicable legal expenses. If we instead pursue the OS&T Strategy, we currently estimate remaining start-up expenses of approximately $475.0 million to recommence offshore oil sales, excluding corporate working capital. The expenditures will primarily be directed towards preparing for the implementation of the OS&T Strategy, including the procurement of a suitable vessel and necessary upgrade and installation costs with respect to such vessel and our platforms, obtaining necessary regulatory approvals and recommencing oil sales in the fourth quarter of 2026. This estimate of costs to recommence oil sales considers currently available facts and presently enacted laws and regulations, but it is subject to uncertainties associated with the assumptions that we have made. For example, because the markets for OS&T vessels and vessel refurbishment and upgrading are competitive, and our estimates for the cost of procurement and planned upgrades are based on our understanding of the relevant markets and current supply of suitable vessels and contracts, the actual cost of such a vessel and the related upgrades may exceed our expectations. In addition, the costs of equipment, repairs and maintenance, the costs of operating personnel, the costs to obtain governmental approvals, and legal, consulting and other professional expenses could turn out to be higher than we have estimated. In addition, commencement of sales pursuant to the OS&T Strategy may be delayed if additional financing is not procured in a timely fashion and therefore our capital expenditure plan is delayed. We may experience increases in costs and delays.
As discussed above under “Prospectus Supplement Summary—Recent Events—Offshore Storage and Treating Vessel Offtake Strategy,” we are currently evaluating and pursuing the OS&T Strategy and have curtailed substantially all capital expenditures relating to the Santa Ynez Pipeline System. If in the future we are permitted to conduct commercial sales using such assets, we intend to do so and would incur such curtailed Santa Ynez Pipeline System costs, in addition to the costs related to the pursuit of the OS&T Strategy. Accordingly, our assumptions and estimates may change in future periods based on future events and total costs may materially increase. Therefore, we can provide no assurance that we will not have to incur additional costs in future periods that are significantly higher than our estimated costs to recommence oil sales.
We are subject to complex federal, state, local and other laws, regulations and permits that could adversely affect the cost, manner, ability or feasibility of conducting our operations.
Our oil and natural gas development and production operations are subject to complex and stringent laws and regulations administered by governmental authorities vested with broad authority relating to the exploration for and the development, production and transportation of oil, natural gas, and NGLs. To conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. In order to recommence oil sales via the Santa Ynez Pipeline System, we must comply with a number of requirements related to Segments 324 and 325, including conditions set forth in a U.S. federal district court Consent Decree executed by Plains and relevant U.S. and State of California government agencies. In order to commence operations pursuant to the OS&T Strategy, we will require regulatory authorizations, including clearance from BOEM. We may incur substantial costs in order to maintain compliance with these existing laws and regulations, and we may experience delays in procuring required approvals, which may increase our costs or delay our ability to produce revenue. Failure to comply with laws and regulations applicable to our operations, including any evolving interpretation and enforcement by governmental authorities, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our oil, natural gas, and NGLs development and production operations are also subject to stringent and complex federal, state and local laws and regulations governing the release or discharge of materials into or through the environment, worker health and safety aspects of our operations, or otherwise relating to property rights, environmental protection, resource protection, and damage to natural resources. These laws and regulations may impose numerous obligations applicable to our operations, including regulated drilling activities; operation of the Santa Ynez Pipeline System; installation and use of an OS&T; the restriction of types, quantities and concentrations of materials that can be released or discharged into or through the environment; required authorizations for, or the limitation or prohibition of, drilling, production and transportation activities on certain lands lying within wilderness, wetlands, seismically active, park and recreation areas and other protected or preserved areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution and natural resources damages potentially resulting from our operations. The Environmental Protection Agency, BOEM, BSEE, PHMSA, OSFM, CalGEM, Coastal Commission, CDFW, Water Board, the State Lands Commission, State Parks and numerous other governmental authorities have the authority to enforce compliance with these laws and regulations and the permits or other authorizations issued by them, often requiring difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, injunctive and mitigation relief, the suspension or revocation of necessary permits, licenses and authorizations, the requirement that additional pollution controls be installed and, in some instances, the issuance of orders limiting or prohibiting some or all of our operations. We may also experience delays in obtaining or be unable to obtain required permits, including authorizations necessary to recommence oil sales, which may delay or interrupt our operations and limit our growth and revenue, or may impact our ability to repay or refinance the Senior Secured Term Loan, which will mature on the earlier of (i) March 31, 2027 or (ii) the date falling 90 days after first sales of Hydrocarbons (as defined in the Senior Secured Term Loan).
Under certain environmental laws that impose strict as well as joint and several liability, we may be required to remediate or conduct other response actions at or in relation to contaminated properties currently owned or operated by us or facilities of third parties that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from the consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. Moreover, public interest in the protection of the environment has increased in recent years. New laws and regulations continue to be enacted, particularly at the state level, and environmental legislation and regulations applied to the crude oil and natural gas industry could continue, resulting in increased costs of doing business and consequently affecting profitability. Additionally, any changes in environmental regulations related to biodiversity protection could impose further operational constraints and costs. To the extent laws are enacted, or other governmental action is taken that restricts drilling, production and transportation activities, or imposes more stringent and costly operating, waste handling, disposal and cleanup requirements, our business, prospects, financial condition or results of operations could be materially adversely affected.
Attempts by the California state government to restrict the production of oil and gas could negatively impact our operations and result in decreased demand for fossil fuels in California.
California, where portions of the Santa Ynez Pipeline System are located, is heavily regulated with respect to oil and gas operations. Federal, state and local laws and regulations govern most aspects of exploration, production, processing and transportation of hydrocarbons in California. The regulatory burden on the industry increases our costs and consequently may have an adverse effect upon capital expenditures, earnings or competitive position. Violations and liabilities with respect to these laws and regulations could result in significant administrative, civil, or criminal penalties, remedial clean-ups, natural resource damages, permit modifications or revocations, operational interruptions or shutdowns and other liabilities. The costs of remedying such conditions may be significant, and remediation obligations could adversely affect our financial condition, results of operations and prospects.

Additionally, the California state government recently has taken several actions that could adversely impact future oil and gas production and other activities in the state. For example:
•In September 2020, the California Governor issued an executive order that seeks to reduce both the supply of and demand for fossil fuels in the state. The executive order established several goals and directed several state agencies to take certain actions with respect to reducing emissions of greenhouse gases, including, but not limited to: (1) phasing out the sale of emissions-producing vehicles; (2) developing strategies for the closure and repurposing of oil and gas facilities in California; and (3) calling on the California State Legislature to enact new laws prohibiting hydraulic fracturing in the state by 2024. The executive order also directed CalGEM to finish its review of public health and safety concerns from the impacts of oil extraction activities and propose significantly strengthened regulations.
•In October 2020, the California Governor issued an executive order that established a state goal to conserve at least 30% of California’s land and coastal waters by 2030 and directed state agencies to implement other measures to mitigate climate change and strengthen biodiversity.
•On July 1, 2025, amendments to the Low Carbon Fuel Standard (“LCFS”) Regulation took effect. The LCFS Program is a market-based compliance measure that is designed to create economic value from low-carbon and renewable fuel technologies, with a stated goal of reducing greenhouse gas emissions in California. The recent amendments increase both the pre- and post-2030 stringency of carbon intensity benchmarks. Specifically, they increase the carbon intensity reduction targets from 20% to 30% by 2030, and aim for a 90% reduction by 2045, based on a 2010 baseline.
•On September 19, 2025, California Governor Gavin Newsom signed Assembly Bill 1207 and Senate Bill 840 into law. Together, the new laws re-authorize and extend California’s cap-and-trade program – now renamed the “cap-and-invest” program – through December 31, 2045. This program sets a price on greenhouse emissions that over time may reduce demand for oil and gas.
At this time, we cannot predict the potential future actions that may result from these orders or how such actions might potentially impact our operations.
On September 19, 2025, Governor Gavin Newsom signed SB 237 into law, which became effective on January 1, 2026. SB 237 added requirements to the California Government Code that provide that an existing oil pipeline that has been idle, inactive, or out of service for five years or more, cannot be restarted without passing a spike hydrostatic testing program. SB 237 also amended the California Coastal Act to provide that the repair, reactivation, or maintenance of an oil pipeline that has been idled, inactive or out of service for five years or more must obtain a new coastal development permit. On September 29, 2025, Sable filed a Complaint for Declaratory Relief against the State of California in Kern County Superior Court seeking a declaratory judgment that Segments 324 and 325 are not subject to SB 237 because the Santa Ynez Pipeline System is not “idle, inactive, or out of service,” and because the Legislature did not give SB 237 retroactive effect. On January 21, 2026, the Company filed its First Amended Complaint adding a claim that the application of SB 237 to the Santa Ynez Pipeline System is preempted by federal law. Sable intends to vigorously prosecute the action.
On June 3, 2022, the U.S. Court of Appeals for the Ninth Circuit prohibited the federal government from issuing new permits or plans for the use of well stimulation treatments, including hydraulic fracturing and acidizing of wells, in federal waters on the Pacific Outer Continental Shelf until a full environmental review is completed by federal agencies, including an environmental impact statement. The injunction was the result of lawsuits filed by the State of California, the California Coastal Commission and environmental groups alleging that federal agencies violated environmental laws when they authorized unconventional drilling methods from offshore California platforms. The court further found that the agencies violated the Endangered Species Act and Coastal Zone Management Act by not undertaking the appropriate consultations pursuant to those statutes.
While currently none of our Pacific Outer Continental Shelf operations rely on hydraulic fracturing stimulation or acidizing of wells as discussed in the Ninth Circuit decision, any restrictions on the future use of those well stimulation treatments or other forms of injection may adversely impact our operations, including causing operational delays, increased costs, and reduced production, which could adversely affect our revenues, results of operations and net cash provided by operating activities.
In December 2023, the State Lands Commission granted authority to the Executive Officer to solicit and execute agreements for consultant services to prepare an “Analysis of Public Trust Resources and Values” (“APTR”), which will assess the risks and impacts to Public Trust resources of all 12 leases for offshore oil and gas pipelines under the Commission's jurisdiction. The APTR will include technical evaluations, environmental assessments, climate change considerations, public needs analysis, and alternatives to pipelines. The Commission expects to finalize the APTR by December 31, 2026. The Commission has also authorized a temporary moratorium on new lease applications and issuances for offshore oil and gas pipelines until the APTR is completed and its findings are reviewed. The outcome of the APTR could adversely affect our ability to renew or extend our State Lands Commission leases beyond the current expirations in 2028 and 2029.
On January 13, 2026, in response to the federal Department of the Interior’s proposed 11th (2026-2031) National Outer Continental Shelf Oil and Gas Leasing Program, California State Senate Member John Laird introduced Senate Joint Resolution 12 (“SJR 12”) to the California State Legislature. If passed as proposed, SJR 12 would state the California Legislature’s opposition to new offshore drilling, and support for the current federal prohibition on new oil or gas drilling, in federal waters offshore of the Pacific coast. SJR 12 also would request, on behalf of the California Legislature, that BOEM hold public hearings and prepare a programmatic environmental impact statement pursuant to the National Environmental Policy Act with respect to the proposed National Continental Shelf Oil and Gas Leasing Program. Although our existing offshore leases in federal waters would not directly be affected by the 11th National Outer Continent Shelf Oil and Gas Leasing Program or SJR 12, SJR 12 could be indicative of the Legislature’s general opposition to oil and gas leases off the California coast.
Environmental groups may initiate litigation and take other actions to delay or prevent us from obtaining or maintaining required approvals to recommence oil sales.
Environmental groups have had increasing success in limiting oil and gas production by appealing to regulatory agencies, filing lawsuits and applying political pressure. In order to recommence oil sales we are required to obtain a series of permits or regulatory approvals from, among other agencies, PHMSA and BOEM. The laws and procedures governing these and other permits and regulatory approvals often allow third parties, including environmental groups, to challenge the draft permits and/or permit approvals through the relevant agencies and other administrative appeal processes. These groups may also file lawsuits that delay or prevent the issuance of the approvals through an injunction and/or prevailing on the legal merits or a ruling that additional approval is required. See “Prospectus Supplement Summary—Recent Events.” In addition, these groups may leverage the increased public attention and concern with respect to climate change and other environmental and social impacts in order to encourage government officials to withhold or delay the necessary approvals or require additional approvals. There is no assurance that these groups will not be successful in delaying or preventing us from obtaining the required approvals through litigation or other actions.
Risks Related to the Offering and Ownership of our Common Stock
If you purchase our Common Stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your Common Stock. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our outstanding Common Stock prior to this offering. Assuming that an aggregate of 25,826,446 shares of Common Stock are sold at a price of $9.68 per share, the last reported sale price of our Common Stock on the NYSE on January 30, 2026, for aggregate gross proceeds of approximately $250.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $4.98 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

Investors in this offering may experience future dilution.
In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into, or exchangeable for, our Common Stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our Common Stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our Common Stock or related securities in future transactions is less than the price per share in this offering, investors who purchase Common Stock in this offering will suffer dilution in their investment.
In addition, a significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our Common Stock to drop significantly, even if our business is doing well. Furthermore, to the extent we raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds, if any, from this offering for general corporate purposes, working capital and capital expenditures, and potential future investments. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.
Our future capital needs may require us to issue additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or ability to pay dividends.
Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity or debt securities, or a combination thereof. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt, the debt holders would have rights senior to holders of our Common Stock to make claims on our assets and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities or securities convertible into equity securities, existing stockholders will experience dilution and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and their impact on the market price of our Common Stock.
The actual number of shares of Common Stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The per share price of the shares of Common Stock that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of our Common Stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share of Common Stock sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares of Common Stock that will be ultimately issued.
The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The market prices of our securities could be highly volatile or may decline regardless of our operating performance. You may lose some or all of your investment.
The trading price of our Common Stock is likely to be volatile and subject to significant fluctuations. The trading price of our Common Stock will depend on many factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related our operating performance. You may not be able to resell your shares at an attractive price due to a number of factors, such as the following:
•actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;
•changes in the market’s expectations about our operating results;
•the public’s reaction to our press releases, other public announcements and filings with the SEC;
•speculation in the press or investment community;
•actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;
•our success in satisfying permitting and other regulatory requirements to resume full production;
•our success in satisfying permitting and other regulatory requirements to resume petroleum transportation through Segments 324 and 325 of the Santa Ynez Pipeline System or obtain alternate transportation;
•our ability to obtain water, drilling fluids and other critical resources;
•the accuracy of our assumptions and estimates regarding the total costs associated with resuming and maintaining production and the Santa Ynez Pipeline System;
•the market prices of oil, natural gas and NGL;
•the success of our hedging strategy;
•our ability to manage the safety risks associated with offshore development and production;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•future laws and regulations related to climate change, GHGs and ESG and administrative interpretations thereof;
•changes in the future operating results of the Company;
•operating and stock price performance of other companies that investors deem comparable to ours;
•changes in laws and regulations affecting our business;
•commencement of, or involvement in, litigation involving the Company;
•changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•the volume of our Common Stock available for public sale;

•any major change in our Board or management;
•sales of substantial amounts of our Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur; and
•other risk factors and other matters described or referenced under the sections “Risk Factors” and “Special Note Regarding Forward‑Looking Statements.”
Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to ours could depress our Common Stock price regardless of our business, prospects, financial conditions or results of operations.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.
Our stock price may be exposed to additional risks because we became a public company through a “de‑SPAC” transaction. There has been increased focus by government agencies on such transactions, and we expect that increased focus to continue, and we may be subject to increased scrutiny by the SEC and other government agencies on holders of our securities as a result, which could adversely affect the price of our Common Stock.
We are, and may continue be, subject to short selling strategies and related public allegations, which could lead to a decline in the price of our Common Stock and have a material adverse effect on our reputation and results of operations.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. To facilitate the decline in stock price, short sellers may engage in strategies to publish, or arrange for the publication of, opinions regarding the relevant issuer and its business prospects to create negative market momentum and generate profits for themselves after selling a stock short. Such short selling strategies have resulted in considerable selling of the targeted issuer’s shares in the market.
We are, and may in the future may be, the subject of unfavorable allegations made by short sellers. For example, on October 31, 2025, Hunterbrook Media issued a report to short sellers that contained certain allegations against us. In response, our Board of Directors formed a special committee to oversee an independent investigation of the matters referenced in the report. The investigation is ongoing and we may uncover additional material information as the investigation moves forward. As a result, we are unable to predict the outcome or to reasonably estimate the time or expense it may take to resolve these matters.
We may, in the future, become subject to additional unfavorable reports. Any such allegations may be followed by periods of instability in the market price of our shares of Common Stock and negative publicity. Any related inquiry or formal investigation from a governmental organization or other regulatory body, or resulting litigation from private claimants, could result in a material diversion of our management’s time and could have a material adverse effect on our business and results of operations. Such a situation could be costly and time-consuming and could distract our management from operating our business.

We are subject to an ongoing investigation by a Special Committee of the Board and have received subpoenas for documents from the SDNY and SEC, and may be named in future governmental or other regulatory investigations and proceedings, each of which could have a material adverse impact on our business, financial condition, results of operation, cash flows and reputation.
As announced on November 3, 2025, the members of the Board formed a special committee of independent directors (the “Special Committee”) to undertake an independent investigation of the allegations contained in the Hunterbrook Report. The Special Committee’s investigation remains underway. In addition, the Company has received subpoenas for documents from the SDNY and SEC (the “Government Requests”), as noted above.
The Special Committee investigation and Government Requests could each have an adverse impact on the Company. We cannot predict or provide any assurance as to the timing, outcome or consequences of the Special Committee investigation or the Government Requests. If the SEC or SDNY were to conclude that an enforcement action is appropriate, the SEC could impose civil penalties and fines, and other sanctions against us or against our current and former officers and directors, and the SDNY could impose criminal penalties. We may incur significant expenses related to legal and other professional services in connection with matters relating to or arising from the Special Committee investigation or the Government Requests. These cash outflows may negatively impact our cash position and profitability. We cannot predict if the government will impose any penalty or fine and, if it does, the magnitude or timing of such penalty or fine; however, any penalty or fine would also negatively impact our cash position, profitability, and liquidity.
In addition, our Board, management and employees have expended, and may continue to expend, a substantial amount of time on the Special Committee investigation and the Government Requests, diverting resources and attention that would otherwise be directed toward our operations and implementation of our business strategy, all of which could materially adversely affect our business, financial condition and results of operations. Publicity surrounding the foregoing, or any enforcement action or settlement as a result of the Government Requests, even if ultimately resolved favorably for us, could have an adverse impact on our reputation, business, financial condition, and results of operations.
In addition, we could be subject to future claims, investigations, or proceedings. Any future inquiries from regulatory authorities, or future claims or proceedings as a result of the Special Committee investigation, the Government Requests or related regulatory investigations, will, regardless of the outcome, consume a significant amount of our internal resources and result in additional legal and accounting costs.
The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We cannot assure you that our securities will continue to be listed on the NYSE in the future. In order for our securities to remain listed on the NYSE, we must maintain certain financial, distribution and stock price levels.
If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over‑the‑counter market. If this were to occur, we could face significant material adverse consequences, including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that our Common Stock is a “penny stock,” which would require brokers trading in such securities to adhere to more stringent rules, could adversely impact the value of our securities and/ or possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.

Members of our management team and our Board and their respective affiliated companies have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business.
Members of our management team and our Board have been involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result of such involvement, members of our management team and our Board and their respective affiliated companies have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business. Any such proceedings or investigations may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.
If securities or industry analysts do not publish research or reports about us, or publish negative reports, our stock price and trading volume could decline.
The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us. We will not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our Common Stock or change their opinion, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance it may provide.
Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:
•the costs associated with maintaining production and the Santa Ynez Pipeline System;
•the market prices of oil, natural gas and NGL;
•the success of our hedging strategy;
•future accounting pronouncements or changes in our accounting policies;
•macroeconomic conditions, both nationally and locally; and
•any other change in the competitive landscape of our industry, including consolidation among our competitors or partners.
The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period‑to‑period basis may not be meaningful. Investors should not rely on past results as an indication of future performance. This variability and unpredictability could also result in us failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our Common Stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated revenue or earnings guidance we may provide.
Because there are no current plans to pay cash dividends on our Common Stock in the near term, you may not receive any return on investment unless you sell your shares of our Common Stock at a price greater than what you paid for it.
We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans (at least until the resumption of full production at SYU and the repayment or refinancing of the Senior Secured Term Loan) to pay any cash dividends in the near term. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of our Board and subject to restrictions and limitations in the Senior Secured Term Loan or any other then‑existing indebtedness of the Company. Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board may deem relevant. As a result, you may not receive any return on an investment in our Common Stock unless you sell your shares of our Common Stock for a price greater than that which you paid for it.

USE OF PROCEEDS
We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $250.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We currently intend to use the net proceeds from this offering for general corporate purposes, working capital and capital expenditures, and potential future investments. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

DILUTION
If you invest in our Common Stock in this offering, your ownership interest in us will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the as‑adjusted net tangible book value per share of our Common Stock after this offering.
Our net tangible book value as of September 30, 2025 was approximately $348.1 million, or $3.50 per share of Common Stock. Net tangible book value per share represents our total tangible assets less total liabilities, divided by 99,507,250 shares of Common Stock outstanding as of September 30, 2025.
After giving effect to the issuance and sale of our Common Stock in the aggregate amount of $250.0 million in this offering at an assumed offering price of $9.68 per share, the last reported sale price of our Common Stock on the NYSE on January 30, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been $589.6 million, or $4.70 per share. This represents an immediate increase in as adjusted net tangible book value of $1.20 per share to existing stockholders and immediate dilution in as adjusted net tangible book value of $4.98 per share to new investors purchasing Common Stock in this offering. Dilution per share to new investors is determined by subtracting the as adjusted net tangible book value per share after this offering from the assumed public offering price of $9.68 per share. The following table illustrates this per share dilution to the new investors purchasing shares of our Common Stock in this offering.

Assumed public offering price per share		$9.68
Net tangible book value per share as of September 30, 2025	$3.50
Increase per share attributable to new investors in this offering	$1.20
Adjusted net tangible book value per share		$4.70
Dilution in adjusted net tangible book value per share to new investors in this offering		$4.98
The information discussed above is based on 99,507,250 shares of our Common Stock outstanding as of September 30, 2025, and excludes:
•10,084,265 shares of our Common Stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding as of September 30, 2025;
•881,558 shares of our Common Stock reserved for future issuance under our 2023 Incentive Award Plan as of September 30, 2025.
To the extent that outstanding RSUs are exercised or we issue additional stock options, restricted stock units, warrants or shares of our Common Stock in the future, there will be further dilution to investors purchasing Common Stock in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON‑U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non‑U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non‑U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non‑U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.
This discussion is limited to Non‑U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non‑U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non‑U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long‑term residents of the United States;
•persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers, or traders in securities;
•“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax‑exempt organizations or governmental organizations;
•persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax‑qualified retirement plans;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.
If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION

OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON‑U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non‑U.S. Holder
For purposes of this discussion, a “Non‑U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Common Stock in the near term. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non‑U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non‑U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non‑U.S. Holder furnishes a valid IRS Form W‑8BEN or W‑8BEN‑E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non‑U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non‑U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non‑U.S. Holder are effectively connected with the Non‑U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non‑U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non‑U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non‑U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W‑8ECI, certifying that the dividends are effectively connected with the Non‑U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non‑U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non‑U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
A Non‑U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:
•the gain is effectively connected with the Non‑U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non‑U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non‑U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non‑U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non‑U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of the Non‑U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non‑U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, due to the nature of our assets and operations, we believe we are (and will continue to be) a USRPHC under the Code and our Common Stock constitutes (and we expect the Common Stock will continue to constitute) a USRPI. Non‑U.S. Holders generally are subject to a 15% withholding tax on the amount realized from a sale or other taxable disposition of a USRPI, such as our Common Stock, which is required to be collected from any sale or disposition proceeds. Furthermore, such Non‑U.S. Holders are subject to U.S. federal income tax (at the regular rates) in respect of any gain on their sale or disposition of our Common Stock and are required to file a U.S. tax return to report such gain and pay any tax liability that is not satisfied by withholding. Any gain should generally be equal to the excess, if any, of consideration received over the Non‑U.S. Holder’s basis in its Common Stock. A Non‑U.S. Holder may, by filing a U.S. tax return, be able to claim a refund for any withholding tax deducted in excess of the tax liability on any gain. However, as long as our Common Stock continues to be considered “regularly traded on an established securities market” (within the meaning of the Treasury Regulations) then Non‑U.S. Holders will not be subject to the 15% withholding tax on the disposition of their Common Stock, even if such Common Stock constitutes USRPIs. Moreover, if the Common Stock is considered “regularly traded on an established securities market” (within the meaning of the Treasury Regulations) and the Non‑U.S. Holder actually or constructively owns or owned, at all times during the shorter of the five‑year period ending on the date of the disposition or the Non‑U.S. Holder’s holding period, 5% or less of the Common Stock taking into account applicable constructive ownership rules, such Non‑U.S. Holder may treat its ownership of its Common Stock as not constituting a USRPI and will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the Common Stock (in addition to not being subject to the 15% withholding tax described above) or U.S. tax return filing requirements.
Non‑U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non‑U.S. status, such as by furnishing a valid IRS Form W‑8BEN, W‑8BEN‑E, or W‑8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the Non‑U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.‑related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non‑U.S. office of a non‑U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non‑U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non‑U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non‑U.S. financial institutions and certain other non‑U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non‑financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non‑financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non‑financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non‑compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Sales Agents, under which we may issue and sell from time to time up to $250,000,000 of shares of our Common Stock through or to the Sales Agents as our sales agent or principal. Sales of our Common Stock, if any, will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made through NYSE or on any other existing trading market for our Common Stock, or by any other method permitted by law. Sales pursuant to the sales agreement may be made through affiliates of Sales Agents. If authorized by us in writing, the Sales Agents may purchase shares of our Common Stock as principal.
Each time we wish to issue and sell Common Stock under the Sales Agreement, we will notify the applicable Sales Agent of the number of placement shares to be issued, the period of dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the applicable Sales Agent, unless such Sales Agent declines to accept the terms of this notice, the Sales Agents have agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell our Common Stock are subject to a number of conditions that we must meet. Either Sales Agent or we may suspend the offering of our Common Stock being made through such Sales Agent under the Sales Agreement upon proper notice to the other party. Each Sales Agent and we each have the right, by giving prior written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to the Sales Agents as sales agent will be an amount equal to up to 3% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse the Sales Agents of the actual outside legal expenses incurred by the Sales Agents in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agents under the Sales Agreement, will be approximately $1.0 million.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.
Each Sales Agent will provide written confirmation to us following the close of trading on the NYSE on each day in which Common Stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Common Stock sold through it as sales agent on that day, the volume weighted average price of the shares sold and the net proceeds to us.
We will report at least quarterly the number of shares of Common Stock sold through the Sales Agents under the Sales Agreement and the net proceeds to us in connection with the sales of Common Stock.
Settlement for sales of Common Stock will occur, unless the parties agree otherwise on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our Common Stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act and the Exchange Act. As sales agents, the Sales Agents will not engage in any transactions intended to stabilize our Common Stock.
Our Common Stock is listed on the NYSE and trades under the symbol “SOC.” The transfer agent of our Common Stock is Equiniti Trust Company, LLC.

Certain of the Sales Agents and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. The Sales Agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the Sales Agents and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The Sales Agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
Certain legal matters in connection with the Common Stock offered by this prospectus supplement will be passed upon for the Company by Latham & Watkins LLP, Houston, Texas. Legal matters in connection with the Common Stock offered hereby will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Houston, Texas.
EXPERTS
The consolidated financial statements of Sable Offshore Corp. as of December 31, 2024 (Successor) and December 31, 2023 (Predecessor) and for the period from February 14, 2024 to December 31, 2024 (Successor), the period from January 1, 2024 to February 13, 2024 (Predecessor) and the year ended December 31, 2023 (Predecessor) incorporated in this prospectus supplement by reference from Sable Offshore Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern), incorporated herein by reference, and have been incorporated in this prospectus supplement and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.sableoffshore.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is part, with respect to the Common Stock that we will offer. This prospectus supplement and any accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Common Stock we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and any accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and any accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, any accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and any accompanying prospectus to the extent that a statement contained in this prospectus supplement or any accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than any portions thereof which, under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.
•Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 9, 2025, August 12, 2025, and November 13, 2025, respectively.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025.
•Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, February 13, 2025, February 19, 2025, April 21, 2025, May 23, 2025, May 28, 2025, June 4, 2025, June 13, 2025, July 11, 2025, November 3, 2025 (as amended by our Current Report on Form 8-K/A filed with the SEC on November 25, 2025), and November 26, 2025.
•The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Sable Offshore Corp.
845 Texas Avenue, Suite 2920
Houston, Texas 77002
(713) 579-6161
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS
$1,500,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $1,500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock, par value $0.0001 per share (“Common Stock”), is traded on the New York Stock Exchange (“NYSE”) under the symbol “SOC”. On April 21, 2025, the closing price of our Common Stock was $19.38.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 1, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $1,500,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Sable,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sable Offshore Corp. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe(s),” “estimate(s),” “expect(s),” “predict(s),” “project(s),” “forecast(s),” “may,” “might,” “will,” “could,” “should,” “would,” “seek(s),” “plan(s),” “scheduled,” “possible,” “continue,” “potential,” “anticipate(s)” or “intend(s)” or similar expressions; provided that the absence of these does not means that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our ability to maintain the listing of our Common Stock on the NYSE;
•our ability to recommence production of the SYU Assets and the cost and time required therefor, and production levels once recommenced;
•our financial performance;
•our ability to satisfy future cash obligations;
•restrictions in existing or future debt agreements or structured or other financing arrangements;
•commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput;
•uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks;
•the uncertainty inherent in estimating oil and natural gas resources and in projecting future rates of production;
•reductions in cash flow and lack of access to capital;
•the timing of development expenditures, managing growth and integration of acquisitions, and failure to realize expected value creation from acquisitions;
•the ability to recognize the anticipated benefits of the Business Combination (as defined below), which may be affected by, among other things, our ability to grow and manage growth profitably, maintain relationships with customers and compete within our industry;
•our success in retaining or recruiting, or changes required in, our officers, directors or other key personnel;
•our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;
•developments relating to our competitors and our industry;

•the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;
•litigation, complaints and/or adverse publicity;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•our ability to comply with laws and regulations applicable to our business; and
•changes in applicable laws or regulations.
We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.sableoffshore.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025.
•Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, February 13, 2025, February 19, 2025, and April 21, 2025.
•The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sable Offshore Corp.
845 Texas Avenue, Suite 2920
Houston, Texas 77002
(713) 579-6161
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
Sable Offshore Corp. (formerly known as Flame Acquisition Corp. or “Flame”) was a blank check company originally incorporated on October 16, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. On March 1, 2021, Flame consummated an initial public offering, after which its securities began trading on NYSE. On November 2, 2022, Flame entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated November 2, 2022, by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Legacy Sable”).
Legacy Sable entered into a Purchase and Sale Agreement (as amended, the “Sable-EM Purchase Agreement”) on November 1, 2022 with Exxon Mobil Corporation (“Exxon”) and Mobil Pacific Pipeline Company (“MPPC,” and together with Exxon, “EM”) pursuant to which Legacy Sable agreed to acquire from EM certain assets constituting the Santa Ynez field in Federal waters offshore California and associated onshore processing and pipeline assets (such “Assets,” as defined in the Sable-EM Purchase Agreement, the “SYU Assets”).
On February 14, 2024 (the “Closing Date”), we consummated the mergers and related transactions contemplated by the Merger Agreement (the “Business Combination”), following which Flame was renamed “Sable Offshore Corp.” Pursuant to the terms and subject to the conditions set forth in the Sable-EM Purchase Agreement, the transactions contemplated by the Sable-EM Purchase Agreement were also consummated on February 14, 2024, immediately after the consummation of the Business Combination (the “Closing”), as a result of which we purchased the SYU Assets, effective as of January 1, 2022. On February 15, 2024, our shares of Common Stock began trading on NYSE under the symbol “SOC”.
Since the Closing Date, we have invested significant capital to safely restore production operations to SYU. We began hydrotesting Pipeline Segments 324/325 and the other “324/325 Assets” (as defined in the Sable-EM Purchase Agreement) in early 2025 in advance of a potential restart of production from the Santa Ynez Unit offshore platforms and the associated Las Flores Canyon processing facilities in the second quarter of 2025.
Assets
The SYU Assets are comprised of three platforms located in federal waters offshore California and an onshore processing facility and pipeline assets.
The offshore position is comprised of 16 federal leases across approximately 76,000 acres and includes 100% working interest with an average 83.6% net revenue interest. The Hondo platform and the Harmony platform develop the Hondo Field, and the Heritage platform develops the Pescado and Sacate Fields. The platforms are located 5 to 9 miles offshore of Santa Barbara County in shallow water depths of 900 to 1,200 feet and service 112 wells, comprised of 90 producers, 12 injectors and 10 idle with an additional 102 identified, undrilled opportunities. A 2015 analysis identified step-out potential for untested fault compartments or sub-accumulations and indicated a potential technical opportunity for up to an additional 102 identified, undrilled opportunities based on spacing assumptions ranging from 20 to 80 acres. For each platform, more opportunities exist than there are available donor wellbores based on current spacing assumptions (i.e., each platform is slot-constrained).
The wholly owned onshore processing facility is a fully integrated oil and gas processing facility with additional capacity for development. The onshore position is approximately 1,480 surface acres, which include the processing facility and parts of the surrounding canyons. The onshore facilities occupy approximately 35 acres and are comprised of:
•an oil treating plant with capacity of approximately 180 MBop/d where it conducts crude dehydration, crude stabilization, and gas separation and compression;

•a biologic/physical water treating plant with capacity of more than 67 MBwp/d where it conducts free oil removal, degassing, and biological treatment;
•POPCO gas plant with approximately 80 MMcf/d sales capacity where it conducts gas sweetening, sulfur recovery, NGL fractionation, and gas compression;
•another gas processing plant where it conducts gas sweetening, sulfur recovery, and NGL fractionation, and sends fuel gas to the co-generation power plant;
•an almost entirely electric co-generation power plant with a capacity of 50 MW, including a 40 MW gas turbine, a 10 MW steam turbine, and steam generation;
•crude storage capacity of 540 MBbls;
•a produced water pipeline, which is partially offshore;
•liquified petroleum gas storage and loading; and
•a transportation terminal.
We also acquired Pipeline Segments 324/325 (formerly known as Pipeline Segments 901/903) and the other “324/325 Assets” (formerly known as “901/903 Assets”) (the “Pipelines”) in the Business Combination, which were owned and operated by Plains Pipeline L.P. (“Plains”) and were acquired by EM on October 13, 2022. The Pipelines were used to deliver oil to local refinery markets. Following a crude oil release in May 2015, Plains indicated it shut down the Pipelines, initiated its emergency response plan, and the Pipelines were subsequently emptied and placed in a safe state.
Line 324 (formerly known as Line 901) is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Los Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California. Line 325 (formerly known as Line 903) is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Louis Obispo, California.
Our Common Stock is listed on the NYSE under the symbol “SOC”.
Corporate Information
We filed our Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on February 14, 2024.
The mailing address of the Company’s principal executive office is 845 Texas Avenue, Suite 2920, Houston, TX 77002. Our telephone number is (713) 579-6161.
Our website address is www.sableoffshore.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:
•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.
We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering by Flame, which closed on March 1, 2021. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (our “Bylaws”), each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”
General
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors (our “Board”), subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of our Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.
Authorized but Unissued Shares
The authorized but unissued shares of our Common Stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Venue
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (a) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on our behalf, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to us or to our stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL, or our Charter or Bylaws (as either may be amended from time to time) or (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine; and (b) subject to the provisions of our Charter, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of Article IX of our Charter shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and our Bylaws provide that we will indemnify and hold harmless our directors, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.
Our Bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company could have the power to indemnify him or her against such liability under the provisions of the DGCL.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law
Certain provisions of Delaware law, our Charter and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
Our Charter provides that our Board is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, our Charter provides that directors may only be removed from our Board with cause. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Charter provides that special meetings of the stockholders may be called only by (i) our Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the chairperson of our Board, or (iii) our chief executive officer or president, and special meetings of stockholders may not be called by any other person or persons. Our Charter and our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Charter provides otherwise. Our Charter precludes stockholder action by written consent.
Approval for Amendment of our Charter and Bylaws
Our Charter further provides that the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then outstanding shares of capital stock entitled to vote, voting as a single class, is required to amend certain provisions of our Charter, including provisions relating to the size of our Board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class, is required to amend or repeal our Bylaws, although our Bylaws may be amended by a simple majority vote of our Board.
Transfer Agent and Registrar and Warrant Agent
The transfer agent and registrar for our Common Stock and the warrant agent for our warrants is Equiniti Trust Company, LLC.
Stock Exchange
Our Common Stock is listed on the NYSE under the symbol “SOC”.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Sable,” “we,” “our” or “us” refer to Sable Offshore Corp. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving entity or the successor person (if other than Sable) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Sable and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Sable;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Common Stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of shares of Common Stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preferred stock or Common Stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•United States Federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;
•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of Sable.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Common Stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation

LEGAL MATTERS
Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sable Offshore Corp. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Sable Offshore Corp. as of December 31, 2024 (Successor) and December 31, 2023 (Predecessor) and for the period from February 14, 2024 to December 31, 2024 (Successor), the period from January 1, 2024 to February 13, 2024 (Predecessor) and the year ended December 31, 2023 (Predecessor) incorporated in this Prospectus by reference from Sable Offshore Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

UP TO $250,000,000
COMMON STOCK
PROSPECTUS SUPPLEMENT

TD Cowen	Jefferies
February 2, 2026